                                                                    Exhibit 99.3
                 Supplemental Consolidated Financial Statements
                   For the Three Months Ended March 31, 1997
                               and March 31, 1998
                                  (Unaudited)


                                     INDEX
                                     -----

                                                                       Page No.
                                                                       --------
Supplemental Consolidated Financial Statements (Unaudited)

    Supplemental Consolidated Balance Sheets - December 31,
    1997 and March 31, 1998............................................   2

    Supplemental Consolidated Statements of Income - Three months
    ended March 31, 1997, three months ended March 31, 1998............   4

    Supplemental Consolidated Statements of Cash Flows - Three months
    ended March 31, 1997, three months ended March 31, 1998............   5

    Notes to Unaudited Supplemental Consolidated Financial Statements -
    March 31, 1998.....................................................   6


Sylvan Learning Systems, Inc. and Subsidiaries
Supplemental Consolidated Balance Sheets
($ and shares in thousands)

                                                                     December 31,          March 31,
                                                                        1997                 1998
                                                                  -----------------    -----------------
                                                                  (Restated-Note A)    (Restated-Note A)
                                                                                          (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                                        $    29,650          $     26,517
  Available-for-sale securities                                         82,926                57,880

Receivables:
    Accounts receivable                                                 60,679                58,360
    Costs and estimated earnings in excess of billings
      on uncompleted contracts                                           3,900                 6,463
    Notes receivable                                                     2,943                 3,201
    Other receivables                                                    8,752                 1,076
                                                                   ------------         -------------
                                                                        76,274                69,100
    Allowance for doubtful accounts                                     (2,508)               (2,724)
                                                                   ------------         -------------
                                                                        73,766                66,376

  Inventory                                                              4,999                 7,009
  Deferred income taxes                                                  3,738                 3,719
  Prepaid expenses and other current assets                              6,550                 7,499
                                                                   ------------         -------------
Total current assets                                                   201,629               169,000

Notes receivable, less current portion                                   6,232                 6,176
Costs and estimated earnings in excess of billings
  on uncompleted contracts, less current portion                           352                   161

Property and equipment:
  Land and buildings                                                     5,710                 8,238
  Furniture and equipment                                               58,709                70,717
  Leasehold improvements                                                 7,985                 8,567
                                                                   ------------         -------------
                                                                        72,404                87,522
  Accumulated depreciation                                             (21,160)              (23,657)
                                                                   ------------         -------------
                                                                        51,244                63,865
 Intangible assets:
  Goodwill                                                             183,004               206,586
  Contract rights                                                       13,973                13,973
  Other                                                                  2,522                 2,777
                                                                   ------------         -------------
                                                                       199,499               223,336
   Accumulated amortization                                            (16,714)              (19,055)
                                                                   ------------         -------------
                                                                       182,785               204,281

Deferred contract costs, net of accumulated amortization
  of $6,205 as of December 31, 1997 and $7,500
  as of March 31, 1998                                                  10,324                11,767

Investments in and advances to affiliates                               12,464                16,024
Other investments                                                       28,017                28,524
Other assets                                                             3,266                 4,490
                                                                   ------------         -------------
Total assets                                                       $   496,313           $   504,288
                                                                   ============         =============


Sylvan Learning Systems, Inc. and Subsidiaries
Supplemental Consolidated Balance Sheets
($ and shares in thousands)


                                                                   December 31,        March 31,
                                                                      1997               1998
                                                              -------------------  -----------------
                                                               (Restated-Note A)   (Restated-Note A)
                                                                                      (Unaudited)
Liabilities and stockholders' equity
Current liabilities:
  Accounts payable and accrued expenses                          $    40,707          $   42,404
  Income taxes payable                                                 5,590               4,734
  Current portion of long-term debt                                    1,213               1,608
  Current portion of due to shareholders of
   acquired companies                                                 13,794              13,870
  Deferred revenue                                                    26,289              24,276
  Other current liabilities                                            1,281               1,405
                                                                 ------------         -----------
Total current liabilities                                             88,874              88,297

Long-term debt, less current portion                                   2,303               3,481
Deferred income taxes                                                  7,620               7,612
Due to shareholders of acquired companies,
   less current portion                                               56,366              31,365
Other long-term liabilities                                              902                 369
Commitments and contingent liabilities                                     -                   -
                                                                 ------------         -----------

Total liabilities                                                    156,065             131,124
                                                                 ------------         -----------

Stockholders' equity:
 Preferred stock, par value $.01 per share--authorized
    10,000 shares, no shares issued and
    outstanding as of December 31, 1997 and 1996                           -                   -
  Common stock, par value $.01 per share--authorized
    90,000 shares, issued and outstanding shares of
    45,450 as of December 31, 1996 and 46,642
    as of March 31, 1998                                                 455                 466
  Additional paid-in capital                                         301,897             330,020
  Retained earnings                                                   39,057              43,603
  Foreign currency translation adjustments                            (1,161)               (925)
                                                                 ------------         -----------
Total stockholders' equity                                           340,248             373,164
                                                                 ------------         -----------


Total liabilities and stockholders' equity                       $   496,313          $  504,288
                                                                 ============         ===========


See accompanying notes.

Sylvan Learning Systems, Inc. and Subsidiaries
Supplemental Consolidated Statements of Income (Unaudited)
($ in thousands, except per share amounts)


                                                            Three months ended
                                                                March 31,
                                                  ----------------------------------------
                                                         1997                  1998
                                                  ----------------------------------------
                                                   (Restated-Note A)     (Restated-Note A)
Revenues                                            $    60,821             $   86,323

Cost and expenses
Direct costs                                             53,586                 76,781
General and administrative expense                        2,961                  3,327
                                                    ------------            -----------
Total expenses                                           56,547                 80,108
                                                    ------------            -----------

Operating income                                          4,274                  6,215

Other income (expense)
Investment and other income                                 763                  1,713
Interest expense                                           (318)                  (169)
Equity in net loss of affiliates                           (110)                (1,177)
                                                    ------------            -----------
Income before income taxes                                4,609                  6,582

Income taxes                                             (1,955)                (2,315)
                                                    ------------            -----------
Net income                                          $     2,654             $    4,267
                                                    ============            ===========


Earnings per common share, basic                          $0.07                  $0.09
                                                    ============            ===========


Earnings per common share, diluted                        $0.06                  $0.09
                                                    ============            ===========


See accompanying notes.

Sylvan Learning Systems, Inc. and Subsidiaries
Supplemental Consolidated Statements of Cash Flows (Unaudited)
($ in thousands)

                                                                                    Three Months Ended
                                                                                         March 31,
                                                                         ----------------------------------------
                                                                                1997                  1998
                                                                         ----------------------------------------
Operating activities
Net income                                                                 $   2,654              $    4,267
Adjustments to reconcile net income to net cash
   provided by operating activities:
        Depreciation                                                           1,986                   2,972
        Amortization                                                           2,109                   3,399
        Non-cash dividend income                                                (500)                   (500)
        Provision for doubtful accounts                                           47                     176
        Equity in net loss of affiliates                                         110                   1,177
        Deferred taxes                                                            (7)                     (7)
        Changes in operating assets and liabilities:
          Accounts and notes receivable                                       (4,292)                  9,545
          Cost and estimated earnings in excess of billings
            on uncompleted contracts                                             953                  (2,372)
          Inventory                                                               20                    (730)
          Prepaid expenses and other current assets                              658                    (840)
          Other assets                                                          (902)                 (1,224)
          Accounts and notes payable and accrued expenses                     (5,620)                    486
          Billings in excess of costs and estimated earnings
            on uncompleted contracts                                             553                     392
          Other current liabilities                                              (87)                    207
          Deferred revenue and other long-term liabilities                     2,847                  (3,321)
                                                                           ----------             -----------

Net cash provided by operating activities                                        529                  13,627
                                                                           ----------             -----------

Investing activities
Purchase of available-for-sale securities                                     (4,827)                 (4,354)
Proceeds from sale of available-for-sale securities                           11,045                  29,400
Investment in and advances to affiliates                                      (2,416)                 (4,086)
Increase in other investments                                                   (742)                      -
Purchase of property and equipment                                            (3,373)                (14,587)
Proceeds from sale of property and equipment                                      43                       -
Cash paid for Canter, net of cash received                                         -                 (24,262)
Cash paid for other acquired businesses, net of cash received                      -                     (24)
Increase in other intangible assets                                                -                    (255)
Expenditures for deferred contract costs and other assets                        (11)                   (193)
                                                                           ----------             -----------

Net cash used in investing activities                                           (281)                (18,361)
                                                                           ----------             -----------

Financing activities
Payments on loans from stockholders of acquired companies                     (4,671)                    (15)
Proceeds from exercise of options and warrants                                   922                   1,403
Distributions to (repayments from) shareholders of pooled entity                (550)                    238
Payments on long-term debt and capital lease obligations                      (2,932)                   (789)
Proceeds from issuance of long-term debt                                          56                   1,117
Payments on bank lines of credit                                                   -                    (544)
Proceeds from bank lines of credit                                             7,164                       -
                                                                           ----------             -----------

Net cash provided by (used in) financing activities                              (11)                  1,410
                                                                           ----------             -----------

Effects of exchange rate changes on cash                                        (394)                    191
                                                                           ----------             -----------

Net decrease in cash and cash equivalents                                       (157)                 (3,133)
Cash and cash equivalents at beginning of period                              18,564                  29,650
                                                                           ----------             -----------

Cash and cash equivalents at end of period                                 $  18,407              $   26,517
                                                                           ==========             ===========

See accompanying notes.

                 SYLVAN LEARNING SYSTEMS, INC. AND SUBSIDIARIES


Notes to Unaudited Supplemental Consolidated Financial Statements
(Amounts in thousands, except per share amounts)

March 31, 1998

Note A - Basis of Presentation
         ---------------------

     The accompanying unaudited supplemental consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. For further information, refer to the annual financial statements and footnotes thereto included in this report on Form 8-K.

As discussed in Note E, on May 6, 1998, the Company consummated its acquisition of all of the outstanding stock of Aspect International Language Schools, B.V. and subsidiaries ("Aspect"). The acquisition has been accounted for as a pooling-of-interests and accordingly, the Company's financial statements have been restated to include the results of Aspect for all periods presented. As of the date of the issuance of these financial statements, the Company has not issued financial statements for a period including the merger date. Therefore, the accompanying unaudited consolidated financial statements are considered "supplemental". Upon the issuance of financial statements for a period that includes the date of the merger, the unaudited supplemental consolidated financial statements will become the historical unaudited consolidated financial statements of the Company.


Note B - Income Taxes
         ------------

     The tax provisions for the three month periods ended March 31, 1998 and 1997 are based on the estimated effective tax rates applicable for the full years. The Company's income tax provision of $2.3 million for the three month period ended March 31, 1998 consists of federal, state, and foreign income taxes. The Company's effective tax rate decreased from 42% during the first quarter of 1997 to 35% during the first quarter of 1998 mainly due to the effect of higher earning levels in certain lower tax jurisdictions.

Note C - Earnings Per Share
         ------------------

Aspect International Language Schools, B.V. and subsidiaries

     On May 6, 1998 the Company consummated its acquisition of all the outstanding stock of Aspect in exchange for 2,004,030 shares of common stock. The acquisition was accounted for as a pooling-of-interests and accordingly, the Company's consolidated financial statements for periods prior to the merger have been restated to include the combined results of operations, financial position and cash flows of Aspect (See Note A). In May 1998, the Company expensed approximately $5.0 million of direct costs incurred by the Company and the combining shareholders related to the merger.

     Aspect provides intensive English language instruction to students and professionals worldwide through its 19 language schools in five countries.

     Combined and separate results of operations of Sylvan and Aspect during the periods presented are as follows:

                                  Previously
                                 Reported by
                                the  Company          Aspect         Combined
                               --------------        ---------     ------------
Three months ended March
31, 1998

Revenues                          $    75,356      $   10,967      $    86,323
Net income (loss)                 $     5,647      $   (1,380)     $     4,267
Earnings per common share
- diluted                         $      0.12              -       $      0.09

Three  months ended March
31, 1997

Revenues                          $    51,944      $    8,877      $    60,821
Net income (loss)                 $     3,447      $     (793)     $     2,654
Earnings per common share
 - diluted                        $      0.08              -       $      0.06


Note C - Earnings Per Share
         ------------------

     The following table summarizes the computations of basic and diluted earnings per share:

                                             Three Months ended March 31,
                                            ----------------------------
                                                  1997          1998
                                                 -------       -------
Numerator used in basic and diluted
  earnings per common share:
    Net income                                   $ 2,654       $ 4,267
                                                 =======       =======

Denominator:
    Denominator for basic earnings per common
      share - weighted average shares             40,073        47,760

    Effect of dilutive securities:
      Employee stock options                       2,519         2,166
      Common stock contingently issuable             290             -
                                                 -------       -------

      Total dilutive potential common shares       2,809         2,166
                                                 -------       -------

    Denominator for diluted earnings per common
      share - weighted average shares and
      assumed conversions                         42,882        49,926
                                                 =======       =======

Earnings per common share, basic                 $  0.07       $  0.09

Earnings per common share, diluted               $  0.06       $  0.09

Note D - Reclassifications
         -----------------

     Certain amounts in the 1997 financial statements have been reclassified to conform with the 1998 presentation.

Canter

     Effective January 1, 1998 the Company acquired all of the outstanding stock of Canter and Associates, Inc. and Canter Educational Productions, Inc. (collectively, "Canter"), commonly controlled companies, for an initial purchase price of $25 million in cash. Additional contingent consideration is payable over the next three years based upon Canter's meeting certain earnings thresholds. The acquisition was accounted for using the purchase method of accounting. During the first quarter of 1998, goodwill of approximately $23.6 million was recorded and is being amortized over a period of 25 years. Results of operations of Canter are included in the accompanying 1998 consolidated statement of income from January 1, 1998.

Canter develops and markets staff development materials, including books and videotapes for teachers, as well as graduate level courses for educators that are delivered primarily through distance learning. The companies provide courseware for a complete distance learning Master's program offered by five independent colleges and universities. Additionally, Canter provides courseware for 11 other graduate level courses that are offered by 14 independent college and universities nationwide.

Note F - Subsequent Events
         -----------------

     In May 1998, the Company increased the number of authorized shares of common stock from 40,000,000 shares to 90,000,000 shares and declared a 3-for-2 stock split of its common stock for stockholders of record on April 8, 1998. Accordingly, all share and per share data including stock options, warrants and earnings per share information has been restated in the unaudited supplemental consolidated financial statements to retroactively reflect the stock split.

Note G - Stockholders' Equity
         --------------------

     The components of stockholders' equity are as follows:

                                                                        Foreign
                                            Additional                  Currency          Total
                                  Common     Paid-In      Retained    Translation     Stockholders'
                                  Stock      Capital      Earnings    Adjustments        Equity
                                  ------    ----------    --------    ------------    -------------
Balance at January 1, 1998
                                    $455      $301,897     $39,057        $(1,161)         $340,248

Options exercised for purchase
of 104 shares of common stock,
including income tax benefit
of $458                                1         1,860           -              -             1,861




Issuance of 965 shares of
common stock in connection
with the acquisition of
NAI/Block                             10        25,706           -              -            25,716




Issuance of 80 shares of common
stock in connection with other
acquisitions                           -           119          41              -               160



Issuance of 23 shares of common
stock in connection with the
Employee Stock Purchase Plan           -           438           -              -               438



Foreign currency translation
adjustment                             -             -           -            236               236


Net income for the three months
ended March 31, 1998                   -             -       4,267              -             4,267


Repayment of distributions             -             -         238              -               238

                                ---------  ------------  -------------  ------------   ---------------------
Balance at March 31, 1998           $466      $330,020     $43,603        $  (925)         $373,164
                                =========  ============  =============  ============   =====================

Note H - Contingencies
         -------------


     From time to time, the Company may be a party to routine litigation incidental to its business. At this time, the Company is the defendant in a legal proceeding pending in the United States District Court for the Northern District of Iowa, Civil Action No. C96-334MJM, filed on November 18, 1996 by ACT, Inc., an Iowa nonprofit corporation formerly known as American College Testing Program, Inc. ("ACT"). ACT's claim arises out of the Company's purchase of contract rights to administer testing services for the National Association of Securities Dealers, Inc. ("NASD"). ACT has asserted that the Company tortuously interfered with ACT's relations, contractual and quasi-contractual, with the NASD, caused ACT to suffer the loss of its advantageous economic prospects with the NASD and other ACT clients and that the Company has monopolized and attempted to monopolize the computer-based testing services market. ACT has claimed unspecified amounts of compensatory, treble and punitive damages, as well as injunctive relief. The Company believes that all of ACT's claims are without merit.

Note I - Business Segment Information
         ----------------------------

                                                         Three months ended March 31,
                                                         ----------------------------
                                                         1997                    1998
                                                         ----                    ----
Operating revenues:
   Learning Centers                                  $  9,231                $ 12,136
   Contract Educational Services                       17,574                  26,620
   Sylvan Prometric                                    34,016                  47,567
                                                     --------                --------
                                                     $ 60,821                $ 86,323
                                                     ========                ========

Segment profit:
   Learning Centers                                  $  2,402                $  2,707
   Contract Educational Services                        1,406                   3,806
   Sylvan Prometric                                     3,427                   3,029
                                                     --------                --------
                                                     $  7,235                $  9,542
                                                     ========                ========

Segment assets:
   Learning Centers                                  $ 21,694                $ 27,840
   Contract Educational Services                       28,820                  82,382
   Sylvan Prometric                                   167,376                 273,758
                                                     --------                --------
                                                     $217,890                $383,980
                                                     ========                ========

     There have been no changes since December 31, 1997 in the Company's method for identification of reportable segments or for determination of segment profit or loss. There are no significant intercompany sales or transfers. The following table reconciles the reported information on segment profit to income before income taxes reported in the consolidated statements of income for the three months ended March 31, 1997 and 1998, respectively:

                                                Three months ended March 31,
                                                ----------------------------
                                                      1997        1998
                                                    --------    ---------
Total profit for reportable segments                $ 7,235     $  9,542
Corporate general and administrative expense         (2,961)     ( 3,327)
Other income (expense)                                  335          367
                                                    -------     --------
      Income before income taxes                    $ 4,609     $  6,582
                                                    =======     ========

                                                                              11